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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             FIRST ADVANTAGE BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)



               TENNESSEE                                      26-0401680
----------------------------------------                 --------------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)


1430 MADISON STREET, CLARKSVILLE, TENNESEE                      37040
------------------------------------------                  ------------
(Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                    Name of each exchange on which
          to be so registered                    each class it to be registered
--------------------------------------------  ----------------------------------
 COMMON STOCK, PAR VALUE $0.01 PER SHARE          THE NASDAQ STOCK MARKET, LLC

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-144454.

Securities to be registered pursuant to Section 12(g) of the Act: NONE


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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to the portion of the Prospectus under the heading "Description of First Advantage Bancorp Capital Stock," filed on July 10, 2007 as part of the Registrant's Registration Statement on Form S-1, File No. 333-144454, as amended.

ITEM 2.       EXHIBITS.

         1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

                  (a)      Charter

                           Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-144454, filed on July 10, 2007, as amended.

                  (b)      Bylaws

                           Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-144454, filed on July 10, 2007, as amended.

                  (c)      Plan of Conversion

                           Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1, File No. 333-144454, filed on July 10, 2007, as amended.

         2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-144454, filed on July 10, 2007, as amended.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            FIRST ADVANTAGE BANCORP
                                            -----------------------
                                            (Registrant)



Date: August 31, 2007                       By: /s/ Earl O. Bradley, III
                                                ------------------------------
                                                Earl O. Bradley, III
                                                Chief Executive Officer